Exhibit 5.1

Our Reference: JWB/HA228/001

12 August 2013

To:	Board of Directors
James Hardie Industries plc
Europa House,
Second Floor,
Harcourt Centre,
Dublin 2

Re:	James Hardie Industries plc Registration Statement on Form S-8 in relation to the Amended and Restated James Hardie Industries plc Long Term Incentive Plan 2006

Dear Sirs,

1.	Basis of Opinion

1.1

We are acting as Irish counsel to James Hardie Industries plc, a public company limited by shares (the “Company”), registered under the laws of Ireland, with its registered office at Europa House, Second Floor, Harcourt Centre, Dublin 2, in connection with the filing by the Company of a registration statement on Form S-8 with the United States Securities and Exchange Commission (the “SEC”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the additional 710,000 ordinary shares with nominal value of €0.59 per share of the Company (the “Shares”) that may be delivered pursuant to the Amended and Restated James Hardie Industries plc Long Term Incentive Plan 2006 dated 1 August 2006 as amended and restated on 22 August 2008, 21 August 2009, 19 February 2010, 15 June 2010 and 13 August 2012 (the “Plan”).

1.2

This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date hereof as currently applied by the courts of Ireland. We have made no investigation of and we express no opinion as to the laws of any other jurisdiction or the effect thereof.

1.3	This Opinion is also strictly confined to:

(a)	the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter;

(b)	the Plan Documents (as defined in the Schedule); and

(c)	the searches listed at paragraph 1.5 below.

We express no opinion, and make no representation or warranty, as to any matter of fact or in respect of any documents which may exist in relation to the Plan other than the Plan Documents.

1.4	For the purpose of giving this Opinion, we have examined copies sent to us by email in pdf or other electronic format of the Plan Documents.

1.5

For the purpose of giving this Opinion, we have caused to be made legal searches against the Company on 12 August 2013 on the file of the Company maintained by the Irish Registrar of Companies in Dublin for returns of allotments, special resolutions amending the memorandum and articles of association of the Company and notice of the appointment of directors and secretary of the Company and for the appointment of any receiver, examiner or liquidator.

1.6	This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date hereof. This Opinion speaks only as of its date.

2.	Opinion

Subject to the assumptions and qualifications set out in this Opinion and to any matters not disclosed to us, we are of the opinion that when the Shares have been issued (and, if required, paid for in either cash or services) pursuant to and in accordance with the terms and conditions referred to or summarized in the Plan, the Shares will be validly issued, fully paid up and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.	Assumptions

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

The Registration Statement and the Plan

3.1	that when filed with the SEC, the Registration Statement will not differ in any material respect from the draft that we have examined;

3.2

that (if required under the terms of the Plan) any awards granted under the Plan will be in consideration of the receipt by the Company prior to the issue of the Shares pursuant thereto of either cash or services at least equal to the nominal value of such Shares and that where Shares are issued under the Plan without the requirement for the payment of cash consideration by the relevant beneficiary, then such shares shall either be fully paid up by the Company or one of its subsidiaries in a manner permitted by section 60(12)(e) of the Companies Act 1963 (as amended) and within the time permitted by Section 29(1) of the Companies (Amendment) Act 1983 or issued for consideration as set out in Section 30(2) of the Companies (Amendment) Act 1983;

3.3	that the filing of the Registration Statement with the SEC has been authorized by all necessary actions under all applicable laws other than Irish law;

3.4

that the exercise of any options granted under the Plan and the issue of the Shares upon exercise of such options (and the issue of the Shares in connection with any other awards granted under the Plan) will be conducted in accordance with the terms and the procedures described in the Plan and the applicable award certificate;

3.5	that the authorities contained in the articles of association of the Company to issue the Shares have not been revoked or limited in any way;

3.6

with respect to Shares issued on or after 31 August 2017 (the date of expiry of the Company’s existing authority to issue shares) that the Company will have renewed its authority to issue the Shares in accordance with the terms and conditions set out in the articles of association of the Company and the Companies Acts 1963 to 2012 of Ireland (and any statutory modification or re-enactment thereof for the time being in place) and such authority shall be in effect at the time of such issuance;

Authenticity and bona fides

3.7

the completeness and authenticity of all documents submitted to us as originals or copies of originals and (in the case of copies) conformity to the originals of copy documents and the genuineness of all signatories, stamps and seals thereon;

3.8

where incomplete Plan Documents have been submitted to us or signature pages only have been supplied to us for the purposes of issuing this Opinion, that the originals of such Plan Documents correspond in all respects with the last draft of the complete Plan Documents submitted to us;

3.9

that the Plan Documents will, where necessary, be executed in a form and content having no material difference to the drafts provided to us, will be delivered by the parties thereto, and that the terms thereof will be observed and performed by the parties thereto;

Accuracy of searches and warranties

3.10

the accuracy and completeness of the information disclosed in the searches referred to in paragraph 1.5 above and that such information has not since the time of such search or enquiry been altered. It should be noted that searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company;

3.11	the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Plan Documents; and

Commercial Benefit

3.12

that the Plan Documents have been or will be entered into for bona fide commercial purposes, on arm’s length terms and for the benefit of each party thereto and are in those parties’ respective commercial interest and for their respective corporate benefit.

4.	Disclosure

This Opinion is addressed to you in connection with the registration of the Shares with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC. In giving this consent, we do not thereby admit that we are in a category of person whose consent is required under Section 7 of the Securities Act.

Yours faithfully,

/Arthur Cox             .

ARTHUR COX

SCHEDULE

Plan Documents

1.	A copy of the form of the Registration Statement to be filed by the Company with the SEC.

2.	A copy of the Plan.

3.

A copy of the current memorandum and articles of association of the Company adopted by the Company with effect from its conversion from a Societas Europaea to an Irish public limited company on 31 August 2012.

4.

A certificate from Marcin Firek, legal counsel to the Company confirming that the Company has sufficient share capital to issue the Shares under the Plan, and all required corporate authorisations have been obtained (i) to implement the amendment and restatement of the Plan on 13 August 2012; and (ii) to approve the issue of the Shares by the board of directors of the Company pursuant to the Plan.